ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO October 2017

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. More information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures, is included in our earnings release and in the appendix to this presentation.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Financial Highlights $ in thousands, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/17 vs. 9/30/16. QoQ represents 9/30/17 vs. 6/30/17. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (3) Annualized for the three month periods

Respected Veteran Management Team and Board of Directors Attractive Run-Rate Core Profitability and Return Profile Middle Market C&I focus, Texas franchise and Specialized Industries Drive Growth Proven Business Model Focused on Client Relationships, High Touch, and Personal Service Mid-Sized Bank with Large Bank Skill Set and Talent Well Positioned in Attractive Markets in Texas and the Southeast Key Investment Highlights Disciplined Underwriting and Well Established Risk Management Framework

Executive Management Team – Proven & Experienced

Management

Name	Title	Age	Years of Experience	Previous Experience
 Paul B. Murphy, Jr.	Chairman and Chief Executive Officer	58	37	▪ Co-Founder and former CEO of Amegy bank – Grew Amegy Bank from 1 location / $50mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate
 Samuel M. Tortorici	President	52	31	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loan commitments and deposits generating over $1bn in revenue – Led 500 bankers across 16 states ▪ CFO of AmSouth
 Valerie C. Toalson	Executive Vice President, Chief Financial Officer	52	31	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma in various senior roles including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse
 Hank Holmes	Executive Vice President, Business Services	46	24	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and Commercial Real Estate divisions at Amegy Bank of Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team
 Randy Schultz	Executive Vice President, Specialized Industries	59	35	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn

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Cadence Bank, N.A. Member FDIC

Veteran Board of Directors – Active & Engaged Board of Directors Name Title Age Experience Paul B. Murphy, Jr. Chairman / CEO 58 CEO of Cadence Bancorporation Co-Founder and former CEO of Amegy bank William B. Harrison, Jr. Director 74 Former Chairman/CEO J.P. Morgan Chase, Chase Manhattan, Chemical Bank Member of the J.P. Morgan International Council, Advisory Board member of the Aurora Capital Group, the Advisory Board of Chilton Investment Company, and the Advisory Board of Spencer Stuart Robert K. Steel Director 66 CEO Perella Weinberg Former NYC Deputy Mayor, CEO of Wachovia, US Treasury Under Secretary, Goldman Sachs Vice-Chairman and Head of Equities in Europe Scott M. Stuart Director 58 Co-founder and managing partner of Sageview Capital Former Partner and part of investment committee at KKR Former investment banker in the M&A group at Lehman Brothers J. Richard Fredericks Director 72 Founding Partner and Managing Director at Main Management Previous U.S. Ambassador to Switzerland and Liechtenstein Montgomery Securities, Shuman, Agnew & Company, Dean Witter 17 time All American bank analyst at Montgomery Securities Marc J. Shapiro Senior Advisory Director 70 Former non-executive Chairman and former Vice Chairman for Finance and Risk Management of J.P. Morgan Chase Former CEO Texas Commerce Bank Stanley D. Levy Advisory Director 54 COO of the Morgan Group Former Managing Director in J.P. Morgan Chase’s Real Estate and Lodging Investment Banking Group

A Franchise Evolved

FORMATION

2009
Community Bancorp, LLC (n/k/a Cadence Bancorp, LLC)
- Board of Directors and management team formed
- Intent to buy/recap distressed banks in need of capital and management

October 2010
Fund Closing
- $1bn committed capital raise
- Patient, long-term investors consisting largely of university endowments and pension funds

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

Balance Sheet Initiatives

Loan Sales
- $36mm in 2014
- $133mm in 2015
- $336mm in 2016

Branch / Deposit Sales
- 2 branches, $31mm in 2014
- 7 branches, $258mm in 2015

May 2014
- Investment Grade Rating
- Kroll Bond Rating Agency

June 2014
- $245mm debt issuance

March 2015
- $50mm debt issuance

January 2016
- Terminated Superior Bank loss share agreement

April 2017
- $172.5mm Initial Public Offering

2009	2010	2011	2012	2013	2014	2015	2016	2017
Capital Raise		M&A / Recruit Talent		Growth & Operating Leverage				



Cadence Branch
LPO / Trust Office

CADENCE BANK

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

($ in millions)	2012	2013	2014	2015	2016	CAGR
Assets	$5,728	$6,453	$7,945	$8,812	$9,531	13.6 %
Loans	$3,992	$4,859	$6,193	$6,917	$7,433	16.8 %
Acquired	$2,243	$1,466	$1,073	$730	$554	(29.5)%
Originated	$1,749	$3,394	$5,120	$6,186	$6,879	40.8 %
Deposits	$4,625	$5,347	$6,580	$6,987	$8,017	14.7 %
Branches	117	99	81	66	66	(13.3)%
FTEs	1,547	1,373	1,344	1,218	1,193	(6.3)%

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Cadence Bank, N.A. Member FDIC

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Attractive Markets – Diverse and Complementary

$ in billions

Commentary

- Markets with large, growing populations
- Texas is the 2nd largest economy among U.S. states and 10th largest global economy
- Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment
- Birmingham, Tampa and Huntsville are established and stable Southeast markets
- Southeast markets provide steady growth and high quality funding to complement our Texas franchise

Review of Largest MSAs

MSA	Deposits	# of Branches	Mkt. Share	Population (mm)	5-Year Dep. CAGR	Deposits in Market
Houston	$ 3.1	9	1.3 %	7.0	16.4 %	$ 240.9
Birmingham	1.8	10	4.9	1.2	29.0	37.9
Tampa	0.8	8	1.0	3.1	24.4	81.9
Huntsville	0.3	4	4.4	0.5	7.4	7.8
Sarasota	0.3	3	1.7	0.8	7.2	20.5
Other Markets	1.5	31	–	–	5.9	167.5
Total	$ 7.9	65	– %	–	15.4 %	$ 556.5

5-Year Projected Population CAGR[1]



0.7 %
1.2 %
1.6 %
0.3 %
1.3 %
0.9 %
1.5 %
U.S.
Cadence
Houston
Birmingham
Tampa
Huntsville
Sarasota

5-Year Historical GDP CAGR[2]



2.1 %
2.2 %
2.8 %
1.2 %
2.8 %
0.7 %
3.1 %
U.S.
Cadence
Houston
Birmingham
Tampa
Huntsville
Sarasota

Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and SNL Financial; market data as of June 30, 2017

Note: Cadence aggregate demographic data shown based on a deposit-weighted average of Cadence's top 5 MSAs; 2012 deposit data shown pro forma for pending Encore acquisition.

[1] Projection period is January 2018 to January 2023 (compound annual growth rate "CAGR").

[2] 5-year GDP CAGR is as of September 27, 2016.

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Cadence Bank, N.A. Member FDIC

Houston's Attractive Growth Outlook

$ in millions

Diversified Economy

- 4th largest MSA by population in the U.S. with 7.0mm residents
- Fastest growing metropolitan area, by population, among the top 25 largest metropolitan areas in the U.S.
- One of the youngest populations among large MSAs
- If Houston was a country, it would be the 23rd largest country in the world (~$500bn of GDP)
- Houston has more jobs than 36 states in the U.S.
- 3rd lowest cost of living amongst top 20 MSAs
- 4th most Fortune 500 headquarters with 20; 41 Fortune 1,000 headquarters
- Largest port system in the U.S., large and growing medical center, technology hub, energy epicenter and petrochemical production

Houston Population Growth (000s)



U.S. '12-'16: 0.7%
TX '12-'16: 1.6%
CAGR = 2.2%
6,125
6,224
6,353
6,468
6,677
2012
2013
2014
2015
2016

Growing Non-Energy Jobs (000s)



Non-Energy CAGR Since 2013: 1.8%
Mining & Logging +50% of Manufact. CAGR since 2013: (3.7)%
CAGR = 1.4 %
2,888
234
2,654
2,993
245
2,748
3,017
214
2,804
3,036
197
2,839
3,038
204
2,834
2013
2014
2015
2016
Aug-17
Mining & Logging + 50% Manufacturing
Non-Energy Jobs

Houston Total Job Growth



U.S. '12-'16: 1.9%
Houston '12-'16: 2.1%
Above trend growth, Houston has added 53.5k jobs over twelve months (as of Aug-17)
2.1mm jobs added over last 40 years (52K per Year)
Millions of Jobs
3.0
2.0
1.0
1976
1981
1986
1991
1996
2001
2006
2011
2016

The Houston Market Provides Size, Scale and Diversity

Source: U.S. Department of Labor, U.S. Census data from Nielsen, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes.
Note: Historical U.S. and Texas growth rates shown as CAGRs.

Cadence Bank, N.A. Member FDIC

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Proven Business Model & Long-Term Client Relationships Banking Financial Services Note: Figures do not equal 100% due to rounding. 1 Excludes corporate overhead segment. Segment Revenue Contribution¹ Banking Business Line Revenue Contribution Product Offering Commercial Banking Corporate and middle market commercial and industrial Specialized industries (restaurant, healthcare, technology) Energy Community and business banking Commercial real estate Retail Banking Business banking (serves 16,000 businesses) Mortgage and other consumer (serves 65,000 households) Private Banking Investment Management Focus on the affluent and high net worth segments Linscomb & Williams – 45 year history Approximately $3.3bn of assets under management Trust Services Personal and institutional trust services Approximately $2.3bn of assets under administration Insurance Services Business and personal insurance products Full range of insurance products (P&C, life, disability, etc.) Focused on delivering high-touch, personalized service across our franchise; 130 relationship managers with an average of 20 years of experience 3Q17 Banking Segment Revenue : $ 100.0mm 3Q17 Total Revenue1 : $ 112.3mm

Highlights Consistent Loan Growth $ in millions, unless otherwise indicated Loan Growth Loans grew $822 million or 11% to $8.0 billion from the year ago period. Cadence continues to be commercial-focused, reflecting 76% of total loans. Organic loan production and pipelines remain robust with strong commercial customer activity. Energy loans have decreased $57 million or -6% from the prior year period to $933 million, with almost 60% of the total consisting of Midstream (1) Period End Financials. (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/17 vs. 9/30/16. QoQ represents 9/30/17 vs. 6/30/17. 3Q17 Loan Breakdown and Historical Comparison

Improving Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Net Charge Offs Total nonperforming assets decreased by $20 million or -14% during 3Q17 to $122 million at September 30, 2017. Decline in NPAs is due to resolutions and pay downs in energy credits. 94% of all NPLs are energy, of which ~85% are performing in accordance with contractual terms While overall energy industry trends are generally stable to improving, we will continue to closely monitor the risks in the portfolio Originated portfolio delinquency of 27 basis points Net charge-offs of $0.2 million in 3Q17 or 1 bp of average loans compared to $1.8 million or 9 bp in 2Q17 and $26 million or 141 bps in 3Q16 The allowance for credit losses was $94.8 million or 1.2% of total loans at 3Q17, and the reserves for the energy portfolio was 2.5% Provision for credit losses in 3Q17 include a reserve of approximately $2 million related to the risks associated with our mortgage customers in the hurricane-impacted areas by Harvey and Irma (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs

Highlights Meaningful Core Deposit(2) Growth $ in millions, unless otherwise indicated Deposit Growth 3Q17 Deposit Breakdown and Comparison Core Deposits(2) growth remains a top focus, increasing $490 million or 7% from 2Q17 and $942 million or 14% from 3Q16. Firm-wide focus, leading to the expansion of commercial deposit relationships and treasury management services Approximately 50% of Core Deposits are from commercial customers, 12% wealth services customers and 38% retail as of September 30, 2017 (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/17 vs. 9/30/16. QoQ represents 9/30/17 vs. 6/30/17. (2) Core deposits are defined as total deposits excluding brokered deposits (3) Jumbo CD is defined as time deposits $250,000 and over Deposit Composition (9/30/17)

Net Interest Margin $ in millions, unless otherwise indicated Highlights Net interest margin (tax equivalent) improved 25bp to 3.52% from 3.27% a year ago and decreased 19bp from 3.71% in the second quarter due to elevated recovery accretion in the second quarter. Earning asset yields were 4.30% in 3Q17, an increase of 39 bp versus 3Q16 and down 15 bp from 2Q17. Loan yields excluding acquired credit impaired loans (ACI) increased to 4.41% for 3Q17 versus 3.96% for 3Q16 and 4.36% for 2Q17, demonstrating the interest-sensitivity of the loan portfolio (71% of the loan portfolio floating rate of which 86% driven by 30/60/90 day LIBOR). Loan betas excluding ACI were 75% year to date(1). Total accretion for 3Q17 was $5.8 million as compared to $8.7 million in 3Q16 and $10.5 million in 2Q17. Total cost of deposits was 64 bp for 3Q17 versus 47 bp in 3Q16 and 59 bp in 2Q17. Deposit betas were approximately 24% year to date(1). NIM, Yields & Costs Est. Sensitivity (Net Interest Income % change) (1) Year to date measured from 1Q17 to 3Q17, using quarterly average balances

Highlights Attractive Noninterest Income Platform Noninterest Income Composition(2) Noninterest Income Growth $ in millions, unless otherwise indicated 3Q17 Noninterest Income: $ 27mm Adjusted noninterest income(1) of $27 million was up 27% compared to 3Q16 and up 17% from 2Q17 due to broad-based growth and increases in other revenue Other revenue rose during the quarter due to value of investments assets (equity method) and a $1.1 million gain on the sale of a specialty insurance unit Credit related fees were up 23% from 3Q16 and 21% from 2Q17, while mortgage banking income declined 34% and down 21% from 2Q17 due to more loans being held on balance sheet versus sold Assets Under Management (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix (2) Figures do not equal 100% due to rounding. Noninterest Income / Total Revenue 25.0% 24.4% 23.6% 24.4% 21.8%

Pre-tax, Pre-Provision Net Earnings(1) Net Earnings Growth & Ongoing Expense Management Noninterest Expense Highlights $ in millions, unless otherwise indicated 3Q17 represents the eighth consecutive quarter of improvements in the efficiency ratio, reflecting strong growth in organic revenue combined with realization of inherent capacity within the organization. Expense discipline resulted in a flat quarter over quarter comparison and only up 3% from the year ago period Pre-tax, Pre-Provision Net Earnings was up 35% from 3Q16 and up 5% from 2Q17 Improved Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Our Strategy Going Forward Organic Loan Growth Grow existing customer relationships and leverage proven team / capabilities to drive market share gains Continue the strong momentum in our specialized lending businesses and add new industry verticals Attract and develop early career talent to drive incremental relationship and loan growth Grow Deposit Franchise Grow retail deposits through optimized and focused branch footprint Increase adoption of digital and mobile offering Leverage strong commercial relationships to grow treasury and cash management Operating Leverage Continued expense discipline and focus on operating efficiency Selectively invest in infrastructure and hire key people in anticipation of future growth Leverage sophisticated technology comparable to that offered by much larger banks Fee Business Opportunity Use strong commercial relationships to grow AUM/A in investment management and trust Continue to build treasury and cash management business Focus on products and services that complement our core banking business Selective M&A Focus is on organic growth, but may consider strategic, financially compelling, in-market opportunities May consider opportunities that provide strong deposit funding, access to new markets or customers, add new product capabilities and / or bolster our existing fee offering Over 180 in-market bank opportunities with $500mm - $3.0bn of assets¹ ¹ Source: SNL Financial and regulatory filings.

Operating Leverage and Attractive Returns The Cadence Value Proposition Attractive Markets 1 Scalable Infrastructure 2 Quality Loan Growth 3 Proven Expense Discipline 4 Motivated and Focused Leadership 5

Supplementary Information

$10+ billion Preparation

$ in millions

- As of 9/30/17, $10.5 billion of total assets. We will be required to comply with heightened regulatory requirements as we have crossed the $10 billion threshold in 3Q17 and anticipate continued growth.
- Under the current timeline, we will be subject to the majority of incremental regulation by 3Q 2018 and DFAST stress testing in 2Q 2019.
- Large and experienced team with 69 risk professionals and 11 audit professionals. In addition, we have spent over $2 million enhancing our risk management infrastructure since 2013.
  - Hired an independent consultant in early December 2016 to provide services on DFAST (stress testing) preparation, including an assessment of current status and assistance in preparation and ongoing maintenance of stress test framework

Expected Regulatory Costs

		Estimated Annual Impact			
Key Primary Regulation	**Date Applicable**	**2017E**	**2018E**	**2019E**	**Description**
Durbin	2Q 2018	$ –	$ 1.30	$ 2.60	■ Caps interchange revenue
FDIC Assessment	3Q 2018	–	1.50	3.00	■ Increased quarterly FDIC assessment charge[1]
CFPB Supervision	3Q 2018	TBD	TBD	TBD	■ CFPB oversight of consumer businesses
DFAST (stress test)	'19 Cycle	0.14	1.56	1.38	■ Company-run stress test requirements
Highway Bill	3Q 2017	0.63	1.25	1.25	■ Caps Federal Reserve dividends
Total P-T		$ 0.77	$ 5.61	$ 8.23	
Total A-T		0.50	3.65	5.35	

**Assumes 35% tax rate*
[1] Based on preliminary management assumptions and calculations

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Cadence Bank, N.A. Member FDIC

CBRG Portfolio Overview1 Specialized Industries: Restaurant Banking $ in millions, unless otherwise indicated Total Restaurant Industry Loans1 Approximately $976 million of CBRG loans with an average loan size of $13.6 million as of 9/30/17 As of 9/30/17, 55% franchisee clients and 45% franchisors-operating companies Strong credit results and active portfolio management: Since inception, only ~$400k charge-offs (strategic exit) 75% limited service and 25% full service restaurants Well diversified exposure across 45 concepts and multiple geographies 1 Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Other figures are for CBRG only. CBRG Sector Concentration CBRG Concept Exposure Mix

CBHBG Portfolio Overview1 Specialized Industries: Healthcare Banking $ in millions, unless otherwise indicated Total Healthcare Industry Loans1 Over $416 million in Healthcare Banking Group (CBHBG) funded loans & 40 clients as of 9/30/17 Granular portfolio with average funded loans of approximately $10 million by client Approximately 90% of clients are based in Texas and the Southeastern United States Highly selective client acquisition strategy focused on: Strong and experienced management teams Appropriate healthcare sector selection Client partners (management and private equity) looking to use moderate leverage Significant equity and junior capital in client capital stack (Typical capital structure has equity as a minimum of 40-50% of total capital). Significant diversification by sector: The REIT sector includes clients with significant portfolio diversification at the client level Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing. 1 Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG). Other figures are for CBHBG only, which include certain healthcare related loans categorized as non-owner occupied CRE in our financial statements, and are therefore not included in the above Healthcare Industry NAICS figures. CBHBG Sector Concentration1

Energy Loans Detail

$ in millions

	3Q16	4Q16	1Q17	2Q17	3Q17
Outstanding Balance					
Exploration & Production	$ 445.0	$ 371.9	$ 339.5	$ 322.5	$ 295.0
Midstream	431.5	472.1	469.8	493.1	558.2
Energy Services	113.0	95.4	94.5	86.7	79.8
Total Energy Sector	$ 989.6	$ 939.4	$ 903.9	$ 902.3	$ 933.0
Percent to total outstanding loans	**13.7 %**	**12.6 %**	**11.9 %**	**11.7%**	**11.6%**
Allocated Allowance for Credit Losses (ACL)					
Exploration & Production	$ 20.6	$ 13.0	$ 19.2	$ 22.2	$ 19.0
Midstream	2.6	5.9	5.8	2.2	1.5
Energy Services	8.7	5.7	6.0	4.0	2.7
Total Energy Sector	$ 31.9	$ 24.6	$ 31.1	$ 28.4	$ 23.2
ACL as a Percentage of Outstanding Balances					
Exploration & Production	4.6%	3.5%	5.7%	6.9%	6.5%
Midstream	0.6%	1.3%	1.2%	0.4%	0.3%
Energy Services	7.7%	5.9%	6.4%	4.7%	3.4%
Total Energy Sector	3.2%	2.6%	3.4%	3.2%	2.5%
Nonperforming Loans					
Exploration & Production	$ 118.5	$ 95.5	$ 102.6	$ 77.1	$ 57.7[(1)]
Midstream	10.7	10.7	9.7	9.4	7.9
Energy Services	9.7	7.2	6.4	6.5	6.4
Total Energy Sector	$ 138.9	$ 113.4	$ 118.6	$ 93.0	$ 72.0[(1)]
Energy NPLs/ Energy outstanding loans	**14.0 %**	**12.1 %**	**13.1 %**	**10.3 %**	**7.7 %**[(1)]

Note: Figures may not total due to rounding.
[(1)] Excluded from our Nonperforming Loans as of September 30, 2017 is a $9.9 million nonperforming energy credit that has been reclassified as held-for-sale (HFS) and is being carried at lower of cost or market value. Because this credit has been reclassified to HFS it has not been included in our investment loan portfolio ratios in order for these ratios to be comparable to prior periods.

25

Cadence Bank, N.A. Member FDIC

Allowance for Credit Losses Rollforward $ in thousands   3Q16 4Q16 1Q17 2Q17 3Q17             Allowance for credit losses at beginning of period $87,147 $91,169 $82,268 $88,304 $93,215             Charge-offs Commercial real estate - - - - - Commercial and industrial 25,455 3,036 310 2,551 440 Consumer 1,413 187 241 161 141 Small business - 699 - 167 - Total Charge-Offs $ 26,868 $ 3,922 $ 551 $2,879 $581 Recoveries           Commercial real estate 519 12 14 114 76 Commercial and industrial 675 118 532 363 71 Consumer 67 111 63 578 196 Small business 2 2 192 34 65 Total Recoveries $ 1,263 $ 243 $ 801 $1,089 $408 Net Charge-Offs $25,605 $3,679 -$250 $1,790 $173 Provision for credit losses:           Commercial real estate (943) 711 438 2,591 (384) Commercial and industrial 29,218 (6,968) 5,097 4,416 (123) Consumer 1,300 65 211 (330) 2,190 Small business 52 970 40 24 40 Total Provision for Credit Losses $29,627 -$5,222 $5,786 $6,701 $1,723             Allowance for credit losses at end of period $91,169 $82,268 $88,304 $93,215 $94,765 Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.     3Q16 4Q16 1Q17 2Q17 3Q17 Assets Cash and Due from Banks $ 42.2 $ 48.0 $ 56.4 $ 62.3 $ 68.2 Fed Funds & Short Term Inv 385.7 200.9 259.8 226.6 521.1 Total Securities 1,073.3 1,181.3 1,174.1 1,129.9 1,252.7 Loans   7,207.3 7,432.7 7,561.5 7,716.6 8,028.9 Loans Held For Sale 19.4 17.8 43.4 49.8 21.8 Allowance for Credit Losses (91.2) (82.3) (88.3) (93.2) (94.8) Intangibles   334.2 332.7 331.5 330.3 329.1 Other Assets 473.1 399.7 382.7 389.3 375.0 Total Assets $ 9,444.0 $ 9,530.9 $ 9,720.9 $ 9,811.6 $ 10,502.3 Liabilities Total Deposits $ 7,917.3 $ 8,016.7 $ 7,841.7 $ 7,930.4 $ 8,501.1 Total Borrowings 332.8 331.7 682.6 499.3 572.7 Other Liabilities 82.2 101.9 90.7 77.9 87.6 Total Liabilities $ 8,332.2 $ 8,450.4 $ 8,615.0 $ 8,507.5 $ 9,161.4 Total Shareholders' Equity $ 1,111.8 $ 1,080.5 $ 1,106.0 $ 1,304.1 $ 1,340.8 Liabilities and Shareholders' Equity $ 9,444.0 $ 9,530.9 $ 9,720.9 $ 9,811.6 $ 10,502.3

Summary Income Statement - Quarterly $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Note: Figures may not total due to rounding.     3Q16 4Q16 1Q17 2Q17 3Q17 Interest Income $ 84.7 $ 87.1 $ 89.6 $ 99.4 $ 99.5 Interest Expense 14.2 14.6 14.9 17.0 18.3 Net Interest Income $ 70.4 $ 72.5 $ 74.8 $ 82.4 $ 81.2 Noninterest Income 22.8 22.4 24.1 23.0 27.1 Total Revenue $ 93.2 $ 94.9 $ 98.9 $ 105.4 $ 108.3 Noninterest Expense 54.9 55.4 54.3 56.1 56.5 Pre-Tax Pre-Provision Earnings (1) $ 38.3 $ 39.5 $ 44.5 $ 49.2 $ 51.8 Provisions for Credit Losses 29.6 (5.2) 5.8 6.7 1.7 Pre-Tax Income $ 8.7 $ 44.7 $ 38.8 $ 42.5 $ 50.0 Income Taxes 2.1 15.7 12.6 13.6 17.5 Net Income $ 6.6 $ 29.0 $ 26.1 $ 29.0 $ 32.6

Non-GAAP Measures and Ratio Reconciliation $ in millions   3Q16 4Q16 1Q17 2Q17 3Q17 Efficiency ratio           Noninterest expenses (numerator) $ 54.9 $ 55.4 $ 54.3 $ 56.1 $ 56.5             Net interest income $ 70.4 $ 72.5 $ 74.8 $ 82.4 $ 81.2 Noninterest income 22.8 22.4 24.1 23.0 27.1 Operating revenue (denominator) $ 93.2 $ 94.9 $ 98.9 $ 105.4 $ 108.3             Efficiency ratio 58.9% 58.4% 55.0% 53.3% 52.2%             Adjusted noninterest expenses and operating revenue           Noninterest expense $ 54.9 $ 55.4 $ 54.3 $ 56.1 $ 56.5 Less: Branch closure expenses 0.1 0.0 0.0 0.0 0.0             Adjusted noninterest expenses $ 54.8 $ 55.3 $ 54.3 $ 56.1 $ 56.5             Net interest income $ 70.4 $ 72.5 $ 74.8 $ 82.4 $ 81.2 Noninterest income 22.8 22.4 24.1 23.0 27.1 Less: Securities gains (loss), net 1.4 1.3 0.1 (0.2) 0.0 Adjusted operating revenue $ 91.8 $ 93.6 $ 98.8 $ 105.6 $ 108.3             Pre-tax, pre-provision net earnings           Income before taxes $ 8.7 $ 44.7 $ 38.8 $ 42.5 $ 50.0 Plus: Provision for loan losses 29.6 (5.2) 5.8 6.7 1.7 Pre-tax, pre-provision net earnings $ 38.3 $ 39.5 $ 44.5 $ 49.2 $ 51.8 Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued

$ in millions, unless otherwise indicated

	3Q16	4Q16	1Q17	2Q17	3Q17
Tangible common equity ratio					
Shareholders' equity	$ 1,112	$ 1,080	$ 1,106	$ 1,304	$ 1,341
Less: Goodwill and other intangible assets, net	(334)	(333)	(331)	(330)	(329)
Tangible common shareholders' equity	$ 778	$ 748	$ 775	$ 974	$ 1,012
Total assets	$ 9,444	$ 9,531	$ 9,721	$ 9,812	$ 10,502
Less: Goodwill and other intangible assets, net	(334)	(333)	(331)	(330)	(329)
Tangible assets	$ 9,110	$ 9,198	$ 9,389	$ 9,481	$ 10,173
Tangible common equity ratio	*8.5%*	*8.1%*	*8.3%*	*10.3%*	*10.0%*
Tangible book value per share					
Shareholders' equity	$ 1,112	$ 1,080	$ 1,106	$ 1,304	$ 1,341
Less: Goodwill and other intangible assets, net	(334)	(333)	(331)	(330)	(329)
Tangible common shareholders' equity	$ 778	$ 748	$ 775	$ 974	$ 1,012
Common shares issued (000s)	75,000	75,000	75,000	83,625	83,625
Tangible book value per share	*$ 10.37*	*$ 9.97*	*$ 10.33*	*$ 11.64*	*$ 12.10*
Return on average tangible common equity					
Average common equity	$ 1,119	$ 1,094	$ 1,091	$ 1,251	$ 1,321
Less: Average intangible assets	(335)	(334)	(332)	(331)	(330)
Average tangible common shareholders' equity	$ 783	$ 761	$ 759	$ 920	$ 991
Net income	$ 6.6	$ 29.0	$ 26.1	$ 29.0	$ 32.6
Return on average tangible common equity	*3.4%*	*15.2%*	*14.0%*	*12.6%*	*13.0%*

Note: Figures may not total due to rounding.

30

Cadence Bank, N.A. Member FDIC